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                                                                    EXHIBIT 11.1


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


Net Income Per Share

     Net income per share is computed using the weighted average number of common and dilutive shares outstanding during the period. A reconciliation of the numerators and denominators of the basic and diluted per-share computations follows:

                                                      YEAR ENDED MARCH 31,
                                           ---------------------------------------
                                               1998          1999          2000
                                           -----------   -----------   -----------
BASIC
Numerator:

Net income                                 $ 7,931,000   $12,694,000   $20,555,000
Preferred stock dividends                      200,000            --            --
                                           -----------   -----------   -----------
                                           $ 7,731,000   $12,694,000   $20,555,000
                                           ===========   ===========   ===========
Denominator:

Weighted average common
   stock outstanding                        17,511,508    20,504,290    21,260,163
                                           ===========   ===========   ===========

Net income per share                       $      0.44   $      0.62   $      0.97
                                           ===========   ===========   ===========


DILUTED
Numerator:

Net income                                 $ 7,931,000   $12,694,000   $20,555,000
                                           ===========   ===========   ===========

Denominator:

Weighted average common                     17,511,508    20,504,290    21,260,163
   stock outstanding

Other Dilutive Securities:
Series B preferred stock                     2,222,222        73,260            --
Options and warrants using the
  treasury stock method                      2,968,108     2,798,652     2,977,053
                                           -----------   -----------   -----------
Weighted average shares outstanding         22,701,838    23,376,202    24,237,216
                                           ===========   ===========   ===========

Net income per share                       $      0.35   $      0.54   $      0.85
                                           ===========   ===========   ===========